HOLDBACK AGREEMENT

THIS ESCROWED FUNDS AGREEMENT (this "Agreement") is entered into as of June 12, 2014 by REVEN HOUSING TEXAS, LLC, a Delaware limited liability company ("Borrower"), and SILVERGATE BANK, a California corporation ("Lender").

R E C I T A L S

A. Lender has agreed to make a loan to Borrower (the "Loan") to be evidenced by that certain Promissory Note Secured by Deeds of Trust in the face amount of $7,570,000.00 (the “Note”) and secured by, among other things, those certain Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings (individually, a “Deed of Trust”, and collectively, “Deeds of Trust”) creating a lien on the properties (individually, a “Property”, and collectively, the “Properties”) as described therein, of even date herewith.

B. To save costs and expenses (including interest), Borrower has requested that Lender not fund the entire Loan on the date of the initial funding of the Loan (the “Closing Date”). Lender is willing to do so on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, Lender and Borrower hereby agree as follows:

1. Initial Funding. The initial funding amount of the Loan shall be One Million Two Hundred Twenty-Seven Thousand and One Hundred Dollars ($1,227,100.00).

2. Holdback. As requested by Borrower, Six Million Three Hundred Forty-Two Thousand Nine Hundred and No/100 Dollars ($6,342,900.00) of the Loan shall be retained and not funded by Lender on the Closing Date as a holdback for the Loan (the “Holdback”). No interest shall accrue on the Holdback until funds are actually disbursed by Lender. Subject to the general conditions for disbursement set forth on Exhibit “A” attached to this Agreement, upon written request by Borrower, all of the Holdback (but not part) shall be disbursed by Lender to Borrower. Under no circumstances shall Lender be obligated to disburse any funds from the Holdback after the date that is sixty (60) days following the Closing Date (the “Disbursement Period”).

3. Holdback Account.

(a) As consideration for Lender not funding the entire Loan on the Closing Date, and in consideration of Lender agreeing to make the Holdback available pursuant to the terms and conditions of Section 2, on the Closing Date, Borrower shall deposit Two Hundred Twenty-Seven Thousand One Hundred and No/100 Dollars ($227,100.00) (the “Availability Consideration”) into an interest bearing account at Lender (the “Holdback Account”).

(b) If the Holdback is not disbursed by the end of the Disbursement Period, Lender shall retain the Availability Consideration as consideration for having committed to make the Holdback available to Borrower. If Lender advances the Holdback to Borrower, the Availability Consideration shall be returned to Borrower, concurrently with the disbursement of the Holdback.

4. Miscellaneous. This Agreement and the Loan is subject to the provisions attached hereto as Exhibit “B”.

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EXECUTED as of the date first written above.

LENDER:

SILVERGATE BANK,
a California corporation

By:	/s/ Joan Sibley
Name:	Joan Sibley
Title:	Vice President

“BORROWER”

REVEN HOUSING TEXAS, LLC,
a Delaware limited liability company

By:	Reven Housing REIT, Inc.,
a Maryland corporation,
its Sole Member

	By:	/s/ Thad Meyer
	Name:	Thad Meyer
	Title:	Chief Financial Officer

Exhibit “A”

The advance of the Holdback, pursuant to this Agreement shall be subject to Lender's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its sole discretion:

1. No “Event of Default” (as defined in any of the Deeds of Trust) shall have occurred and be continuing and there shall exist no event that with the passage of time or the giving of notice that would constitute an Event of Default (currently and after giving effect to the requested advance).

2. No change shall have occurred in the financial condition of Borrower or any “Additional Essential Party” (as defined in any of the Deeds of Trust) that would materially affect Borrower’s ability to satisfy Borrower’s obligations under the Loan Documents.

4. At the option of Lender (i) each advance request shall be submitted to Lender at least ten (10) “Business Days” (as defined below) prior to the date of the requested advance; and (ii) all advances shall be made at the office of Lender or at such other place as Lender may designate unless Lender exercises its option to make an advance directly to the person or entity to whom payment is due. As used herein, “Business Day” shall mean any day that Lender is open for business and accepting deposits.

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Exhibit “B”

MISCELLANEOUS

Section 1. MISCELLANEOUS

Section 1.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 1.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Borrower:	Reven Housing Texas, LLC
7911 Herschel Avenue
Suite 201
La Jolla, California 92037
Attention: Thad Meyer

If to Lender:	Silvergate Bank
4275 Executive Square
Suite 800
La Jolla, California 92037
Attention: Commercial Loan Department

Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgage), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 1.2. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

Section 1.3 Amendments and Waivers. No failure by Lender to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, the Note, the Deeds of Trust, or any other document relating to the Loan (the "Loan Documents") or any other Document or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver, express or implied, of any such breach or of such covenant, agreement, term or condition. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

Section 1.4 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

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Section 1.5 Intentionally Omitted.

Section 1.6 Lender Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Properties in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to any of the Properties or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (2) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in any of the Properties in Lender, or any sharing of liabilities, losses, costs or expenses.

Section 1.7 Time of the Essence. Time is of the essence with respect to this Agreement.

Section 1.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns of Lender and Borrower, provided that neither Borrower nor any other Essential Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

Section 1.9 Renewal, Extension or Rearrangement. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.

Section 1.10 Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.

Section 1.11 Cumulative Rights. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 1.12 Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

Section 1.13 Phrases. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Lender" shall mean "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Lender's discretion, and the phrase "acceptable to Lender" shall mean "acceptable to Lender at Lender's sole discretion."

Section 1.14 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

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Section 1.15 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto. As used herein, “Business Day” shall mean any day that Lender is open for business and accepting deposits.

Section 1.16 Intentionally Omitted.

Section 1.17 Survival. All of the representations, warranties, covenants, and indemnities hereunder, and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to any of the Properties to any party, whether or not an affiliate of Borrower; provided, however, that Borrower’s liability hereunder is subject to the limitation on liability provisions of the Addendum to the Note.

Section 1.18 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY OF THE PROPERTIES (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.

Section 1.19 Transfers, Assignments and Securitizations.

(A) Lender may, at any time, (i) sell, transfer, assign or grant participations in the Loan and any of the Loan Documents or (ii) issue mortgage pass-through certificates or other securities evidencing a beneficial interest in, or secured by, all or any portion of the Loan in a rated or unrated public offering or private placement (a “Securitization”), and may forward to each purchaser, transferee, assignee or servicer of or participant or investor in such sale, participation or Securitization, or a statistical rating agency that has assigned a rating to securities sold in such Securitization all documents and information Lender has with respect to the Loan, the applicable Property and the financial condition of Borrower, any person or entity with an ownership interest in Borrower, whether direct or indirect, and as Lender determines in sole discretion to be necessary or desirable. Without limitation, Lender shall have the right (i) to sell or otherwise transfer the Loan as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan in a single asset securitization or a pooled loan securitization.

(B) If requested by Lender, Borrower shall assist Lender in satisfying any good-faith requirements of any purchaser of the Loan or a participation interest therein or otherwise satisfying any requirements of any securitization, including to: provide updated financial and other information with respect to the applicable Property, the business operated at the applicable Property, Borrower, provide updated budgets relating to the applicable Property and execute amendments to the Loan Documents and Borrower’s organizational documents reasonably requested by Lender (including splitting the Note into several notes).

Section 1.20 Governing Law. The Loan Documents are being executed and delivered, and are intended to be performed, in the State of Texas and the laws of the State of Texas and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

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Section 1.21 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between the Commitment and this Agreement or any of the other Loan Documents, the terms of this Agreement and the other Loan Documents shall control.

Section 1.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 1.23 Lender's Consent. Except as expressly stated otherwise, whenever any provision of this Agreement or any Loan Document requires Lender's consent, such consent may be withheld for any reason or no reason or given upon such terms and conditions as Lender deems necessary or appropriate, all within Lender's absolute and sole discretion.

Section 1.24 Limitation on Liability of Lender's Officers, Employees, etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

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